UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2018

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement

License, Development and Commercialization Agreement

On March 2, 2018, Onconova Therapeutics, Inc. (the “Company”) entered into a License, Development and Commercialization Agreement (the “License Agreement”) with Pint International SA (which, together with its affiliate Pint Pharma GmbH, are collectively referred to as “Pint”).  Under the terms of the License Agreement, the Company granted Pint an exclusive, royalty-bearing license, with the right to sublicense, under certain Company patent rights and know-how to develop and commercialize any pharmaceutical product (the “Product”) containing rigosertib in all uses of rigosertib or the Product in humans (the “Field”) in Latin America countries (the “Territory,” including Argentina, Belize, Bolivia, Brazil, Chile, Colombia, Costa Rica, Cuba, Dominican Republic, Ecuador, El Salvador, French Guiana, British Guiana, Suriname, Guatemala, Haiti, Honduras, Mexico, Nicaragua, Panama, Paraguay, Peru, Uruguay and Venezuela).  The Company retains the right to develop and commercialize pharmaceutical products containing rigosertib worldwide except for the sale of the Product in the Field in the Territory.

Pint has agreed to make an upfront equity investment and a subsequent equity investment in the Company’s common stock as described under “Securities Purchase Agreement” below. In addition, the Company could receive up to $42.75 million in additional regulatory, development and sales-based milestone payments as well as tiered, double digit royalties based on net aggregate net sales in the Territory.  Pint also has agreed to purchase rigosertib and the Product exclusively from the Company in accordance with a supply and quality agreement between the parties.

Pint may terminate the License Agreement in whole (but not in part) at any time upon 45 days’ prior written notice.  The License Agreement also contains customary provisions for termination by either party in the event of breach of the License Agreement by the other party, subject to a cure period, or bankruptcy of the other party.

Securities Purchase Agreement

In connection with the License Agreement, on March 2, 2018, the Company and Pint also entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), under which Pint has agreed to make an upfront equity investment.  Closing of the upfront equity investment (the “Initial Closing”) will be the later of April 1, 2018 and the date on which the Company files its charter amendment (the “Charter Amendment”) to increase its authorized shares of common stock with the Delaware Secretary of State.  Pursuant to these terms, Pint will purchase shares at a premium to the average of the volume weighted average price of common stock for the ten consecutive trading days ended March 2, 2018 at the Initial Closing. In the event that the Initial Closing does not occur by May 1, 2018, Pint will pay the Company the share purchase premium (the “Initial Closing Premium”), and the Company will sell to Pint shares of common stock without any purchase price premium when the Company has sufficient authorized shares on or before December 31, 2018.  If the Initial Closing does not occur and by the close of business on December 31, 2018 the Company has not filed the Charter Amendment with the Secretary of State of the State of Delaware, the Securities Purchase Agreement will terminate.  So long as Pint has paid the Initial Closing Premium, the License Agreement will not terminate due to Pint’s failure to purchase shares in the upfront equity investment.

In addition, when the FDA approves a New Drug Application (the “NDA”) for the Product, Pint will reimburse the Company for certain research and development expenses.  Half of the reimbursement amount will be paid in cash, the other half of the amount  will be by an equity investment at a premium to the average of the volume weighted average price of common stock for the ten consecutive trading days ended on the day the FDA approves the NDA. In the event the Securities Purchase Agreement is terminated due to nonoccurence of the Initial Closing and the Company not filing the Charter Amendment by December 31, 2018 as described above, Pint will instead pay the Company a share purchase premium (the “Securities Purchase Half Premium”), based on the average of the daily volume weighted average price of common stock for ten consecutive trading days ending on the date the NDA is approved by the FDA, multiplied by the Securities Purchase Half Number of Shares, subject to certain conditions. So long as Pint has paid the Securities Purchase Half

Premium, the License Agreement will not terminate due to Pint’s failure to purchase shares in connection with the FDA’s approval of the NDA.

Pint has agreed that the shares it purchases under the Securities Purchase Agreement will be subject to lock-up restrictions for one year from the date of the Initial Closing or, if Pint pays the Initial Closing Premium, the date of such payment (the “Strategic Lock-Up Period”), and certain additional lock-up provisions as applicable.

Pint is entitled to registration rights if it holds Registrable Securities (as defined in the Securities Purchase Agreement) upon the expiration of the Strategic Lock-Up Period, and the Company has agreed to use its reasonable best efforts to register such Registrable Securities on a registration statement on Form S-3 (or another appropriate form of registration statement if the Company is not eligible to use Form S-3), to cause such registration statement be declared effective by the Securities and Exchange Commission, and to maintain the effectiveness of such registration statement until Pint no longer holds any Registrable Securities.

Until Pint no longer holds any Registrable Securities, Pint also has the right to participate in any equity issuance by the Company in a private placement to institutional investors which includes at least one institutional investor that is not an affiliate of the Company.  Subject to certain notice requirements, if Pint decides to participate, the Company will allow Pint to participate up to Pint’s pro rata share of beneficial ownership of the Company’s outstanding common stock on the same terms, conditions and price as with other investors.

The foregoing description of the License Agreement and the Securities Purchase Agreement (the “Agreements”) does not purport to be complete and is qualified in its entirety by the Agreements, copies of which the Company intends to file as exhibits to Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2018.

Item 8.01.  Other Events.

On March 5, 2018, the Company issued a press release with respect to entering into the Agreements described under Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press release dated March 5, 2018

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release dated March 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2018	Onconova Therapeutics, Inc.

	By:	/s/ Mark Guerin
Name: Mark Guerin
Title: Chief Financial Officer